Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	March 12, 2026

BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER 2026 FINANCIAL RESULTS
- Revenue increased 27% to $26.9 million - Operating income increased 129% to $9.2 million
- Net income increased 98% to $6.7 million - Earnings per share increased to $0.10 from $0.05

• Diluted earnings per share increased to $0.10 from $0.05

- Earnings Per Share increased to $0.10 from $0.05

-Operating income of $4.7 million reflects a 32% increase from prior year first quarter

NEW CENTURY, KANSAS, March 12, 2026 - Butler National Corporation (OTCQX: BUKS), a leader in the growing global market for aircraft modification, maintenance, repair and overhaul (MRO) and a recognized provider of gaming management services, announces its financial results for the third quarter ended January 31, 2026 (“Q3 FY2026”). The Company will host a conference call on Friday, March 13, 2026 at 10:00 AM Central Time to review these results.

Historical selected financial data related to all operations:
(In thousands, except shares and per share data)	Quarter Ended January 31		Nine Months Ended January 31

	2026	2025	2026	2025
Revenue	$ 26,913	$ 21,174	$ 70,289	$ 62,363
Operating Income	$ 9,238	$ 4,026	$ 20,982	$ 12,416
Net Income	$ 6,699	$ 3,378	$ 16,378	$ 9,220
Weighted Average Shares – Diluted	64,231,747	66,960,627	65,253,135	67,861,002
Earnings Per Share	$ 0.10	$ 0.05	$ 0.25	$ 0.14
Selected Balance Sheet data
(In thousands)	As of January 31, 2026	As of April 30, 2025
Total Assets	$ 140,984	$ 123,298
Long-term liabilities	$ 29,434	$ 33,770
Stockholders' Equity	$ 76,344	$ 65,114
Management Comments
Christopher Reedy, President and CEO of Butler National Corporation, commented: “Our third quarter results reflect continued strong performance across our Aerospace Products segment, particularly in aircraft modifications and special mission electronics. The operational improvements we have implemented over the past several years and repetitive product sales are translating into meaningful margin expansion and improved profitability. We are also continuing to invest in new FAA Supplemental Type Certificates (STC) and product development initiatives that we believe will support long-term revenue growth.”
The third quarter of fiscal year 2026 continued the Company’s strong financial trajectory, setting new records for both quarterly and year-to-date revenue and operating income. Revenue increased 27% to $26.9 million compared to $21.2 million in the third quarter of fiscal 2025. Operating income increased 129% to $9.2 million, and net income increased 98% to $6.7 million, both compared to the same period last year.
These results reflect continued productivity improvements across the organization, including fabrication efficiencies, expanded installation capacity, and a more diversified product sales mix. Aerospace Products segment growth was the primary driver of the quarter’s performance, along with continued contributions from sports wagering within the Professional Services segment.

During the first nine months of fiscal 2026, the Company invested approximately $1.6 million in the development and production of new products. Management believes these investments will support future revenue growth and additional high-margin modification programs.
We repurchased 222,168 shares of our outstanding common stock during the third quarter as part of our ongoing capital allocation strategy.
Business Segment Highlights
Aerospace Products:
Revenue from the Aerospace Products segment increased 50% to $17.1 million in Q3 FY2026 compared to $11.4 million in Q3 FY2025. The increase in revenue was primarily driven by a $3.1 million increase in aircraft modification activity and a $2.3 million increase in the sales of special mission electronics.
Butler National-Tempe continued to experience strong demand for its legacy electronic control systems as well as deliveries of M134 minigun gun control units. In addition, the Company’s aircraft avionics business achieved gains during the quarter due to fire extinguisher system sales and long-term ongoing avionics modification work.
Professional Services:
Revenue from the Professional Services segment was $9.9 million in Q3 FY2026 compared to $9.8 million in Q3 FY2025. Mobile sports wagering revenue increased to $2.2 million compared to $1.8 million in the prior year quarter, reflecting continued growth in that market.
Traditional casino gaming revenue decreased to $6.5 million in Q3 FY2026, a 5% decrease compared to the prior year period, reflecting broader economic pressures affecting the regional agricultural economy in western Kansas. The Company continues to pursue initiatives designed to increase visitation and enhance the entertainment offerings at Boot Hill Casino & Resort, including the development of the adjacent Glo Hotel property by a local hospitality provider.
Backlog:
As of January 31, 2026 and 2025, our backlog totaled approximately $37.0 million and $35.2 million, respectively. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. There can be no assurance that all orders will be completed or that some may ever commence.
Conference Call:
What: Butler National Corporation Third Quarter Fiscal 2026 Financial Results Conference Call
When: Friday, March 13, 2026 - 10:00 AM Central Time
How: Live via phone by dialing:         800 325 1307 - Toll-Free
858 244 1252 - Toll (international)
Passcode: 565658

Participants to the conference call should call in at least 5 minutes prior to the start time. An audio recording of the conference call will be made available on the Butler National Corporation website Investor Page (https://butlernational.com/investing/) following the call until April 13, 2026. Management will select questions to address that are submitted in advance via the Company’s investor relation website.

Our Business:
Butler National Corporation operates in the Aerospace and Professional Services business segments. The Aerospace Products segment includes the design, manufacture, sale and service of structural modifications, design, integration and installation of electronic equipment, systems and technologies that enhance aircraft operations, and the design, manufacture and sale of defense related articles. Additionally, we operate FAA Repair Stations. Companies in Aerospace Products concentrate on products and services for Learjet, Textron Beechcraft, King Air, and Textron Cessna turboprop aircraft. Butler National-Tempe designs and manufactures robust electronic controls and cabling. The Professional Services segment includes the management of a gaming, dining and entertainment facility in Dodge City, Kansas. Boot Hill Casino and Resort features approximately 500 slot machines, 15 table games and a DraftKings branded sportsbook.

Forward-Looking Information:
Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements can often be identified by the use of forward-looking terminology, such as “could,” “should,” “will,” “intended,” “continue,” “believe,” “may,” “expect,” “anticipate,” “goal,” “forecast,” “plan,” “guidance” or “estimate” or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time, except as expressly required by federal securities laws.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com	Ph (972) 814-5723

Butler National Corporation Investor Relations	Ph (913) 780-9595
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